Exhibit 99.1

Contact:	NEWS RELEASE William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2012

FIRST QUARTER EARNINGS

•	Net Income of $4.2 million for 2012 first quarter, up from $2.7 million in the first quarter of 2011

•	Provision for Loan Losses of $3.5 million, up from $2.8 million in the first quarter of 2011

•	Net Interest Margin of 3.78%, down from 2011 first quarter of 3.89%

DEFIANCE, OHIO (April 23, 2012) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its first quarter ended March 31, 2012 totaled $4.2 million, or $0.37 per diluted common share, compared to $2.7 million or $0.25 per diluted common share for the quarter ended March 31, 2011.

“We are encouraged by the improvement in net income results versus last year,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “However, we are still feeling the strain from the recent credit cycle and that had some negative impact on first quarter performance.”

Credit Quality

The first quarter results include expense for provision for loan losses of $3.5 million, compared with $2.8 million for the same period in 2011 and $4.1 million in the fourth quarter of 2011.

Non-performing loans totaled $49.2 million at March 31, 2012, an increase from $45.6 million at March 31, 2011. The March 31, 2012 balance included $45.4 million of loans that are on non-accrual and another $3.8 million of loans that are still accruing but are considered non-performing because of changes in terms granted to borrowers. In addition, First Defiance had $3.4 million of real estate owned at March 31, 2012 compared to $9.2 million at March 31, 2011. For the first quarter of 2012, First Defiance recorded net charge-offs of $7.9 million, up from $3.4 million in the first quarter of 2011 but down from the fourth quarter level of $9.0 million. The allowance for loan loss as a percentage of total loans was 1.96% at March 31, 2012 compared with 2.77% at March 31, 2011.

“There were several positive indicators of overall improvement in asset quality during the first quarter including significant declines in delinquencies and in classified loans. The level of charge offs and non-performing loans were reflections of the difficult times that many businesses have gone through”, said Small. “These elevated levels were not from any new credits, but were previously identified credits where additional reductions in value were recognized and, in some cases, changes in the way we treated credits based on regulatory guidance.”

Net Interest Income flat compared to first quarter 2011

Net interest income of $17.2 million in the first quarter of 2012 was basically unchanged with the 2011 first quarter. Net interest margin was 3.78% for the 2012 first quarter compared to 3.89% in the first quarter of 2011. Yield on interest earning assets declined by 45 basis points, to 4.54% in the first quarter of 2012 from 4.99% in the 2011 first quarter. The cost of interest-bearing liabilities decreased by 35 basis points to 0.93% from 1.28%.

“The decline in our net interest margin for the quarter is noteworthy,” said Small. We will continue to look for additional pricing opportunities, as well as other ways to minimize the impact of the sustained low rate environment on our margin.”

Non-Interest Income up from first quarter 2011

First Defiance’s non-interest income for the 2012 first quarter was $8.4 million compared with $5.9 million in the first quarter of 2011. Service fees and other charges were $2.7 million in the first quarter of 2012, basically flat with the same period in 2011. Mortgage banking income increased to $2.4 million in the first quarter of 2012 from $1.3 million in the first quarter of 2011. Gains from the sale of mortgage loans increased in the first quarter of 2012 to $2.5 million from $726,000 in the first quarter of 2011. Mortgage loan servicing revenue was $844,000 in the first quarter of 2012 which was consistent with the 2011 first quarter of $845,000. Insurance and investment sales commissions increased to $2.5 million for the first quarter of 2012 compared to $1.7 million for the first quarter of 2011. The first quarter of 2012 includes the results of an insurance agency acquisition in July of 2011.

The lower mortgage rates in the first quarter of 2012 increased originations and also triggered a slight write down of previously recorded mortgage servicing rights (“MSR”). The Company had a negative change in the valuation adjustment in mortgage servicing assets of $79,000 in the first quarter of 2012 compared with a positive adjustment of $171,000 in the first quarter of 2011. The MSR negative valuation adjustment is a reflection of the decrease in the fair value of certain sectors of the Company’s portfolio of MSRs for these periods. The interest rate environment that gives rise to increased mortgage origination activity also typically causes increases in MSR amortization and impairment, creating a natural hedge in the mortgage banking line of business.

Income from the sale of insurance and investment products increased to $2.5 million for the 2012 first quarter, from $1.7 million in the same period of 2011. First Defiance’s insurance subsidiary, First Insurance Group of the Midwest, Inc., typically recognizes contingent revenues during the first quarter. These revenues are bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In the first quarter of 2012, First Insurance Group earned $504,000 of contingent income, compared to $329,000 recorded during the first quarter of 2011. First Insurance Group also benefitted from the July 2011 acquisition of a local insurance agency.

“We are pleased with the stability of our fee income stream in light of the many competitive and regulatory challenges,” continued Mr. Small “Mortgage production was the big contributor this quarter, but we believe the overall trend was strong.”

Non-Interest Expenses

Total non-interest expense was $16.3 million for the first quarter of 2012, a decrease from $16.6 million in the first quarter of 2011.

Compensation and benefits increased to $8.5 million compared to $7.8 in the first quarter of 2011 and $8.1 in the fourth quarter of 2011. The increase in compensation and benefits expense is largely due to the insurance acquisition in July 2011 which added $407,000 in compensation and benefit expense to the first quarter of 2012. The Company also granted pay increases and accrued for bonus payments based on 2011 performance in the first quarter of 2012. FDIC insurance expense decreased to $669,000 in the first quarter of 2012 from $913,000 in the same period of 2011 as a result of the change in the rate assessment calculation in September 2011 under Dodd-Frank regulations. Other non-interest expense decreased to $3.3 million in the first quarter of 2012 from $4.1 million in the first quarter of 2011. Real estate owned expenses were $417,000 in the first quarter of 2012 compared to $718,000 in the same period of 2011. Also, there was no secondary market buy-back losses in the first quarter of 2012 compared to $228,000 in the first quarter of 2011. These losses were incurred as a result of underwriting issues identified after the loans were sold.

Total Assets at $2.14 Billion

Total assets at March 31, 2012 were $2.14 billion, compared to $2.06 billion at March 31, 2011. Net loans receivable (excluding loans held for sale) were $1.45 billion at March 31, 2012 and December 31, 2011, compared to $1.43 billion at March 31, 2011. Total cash and cash equivalents were $249.9 million at March 31, 2012 compared with $174.9 million at December 31, 2011 and $235.3 million at March 31, 2011. Also, at March 31, 2012, goodwill and other intangible assets totaled $67.3 million compared to $67.7 million at December 31, 2011 and $63.3 million at March 31, 2011.

Total deposits at March 31, 2012 were $1.67 billion compared with $1.60 billion at December 31, 2011, and $1.59 billion at March 31, 2011. Non-interest bearing deposits at March 31, 2012 were $265.7 million compared to $245.9 million at December 31, 2011 and $219.4 million at March 31, 2011. Total stockholders’ equity was $281.4 million at March 31, 2012 compared to $278.1 million at December 31, 2011 and $263.1 million at the March 31, 2011.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, April 24, 2012 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-317-6789. A live webcast may be accessed at http://services.choruscall.com/links/fdef120424.html .

Audio replay of the Internet Web cast will be available at www.fdef.com until April 24, 2013 at 9:00 a.m.

Annual Meeting of Shareholders

First Defiance Financial Corp. will host its Annual Meeting of Shareholders at 2:00 p.m. on Tuesday, April 24, 2012 at the First Federal Bank operations center at 25600 Elliott Road in Defiance. Following the meeting, the audio replay, slide presentation and transcript will be available at the Company’s Web site at www.fdef.com.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full service branches and 45 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance Group specializes in property and casualty and group health and life insurance, with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange

Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

	(Unaudited)
(in thousands)	March 31, 2012	December 31, 2011	March 31, 2011
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$32,882	$31,931	$28,317
Interest-bearing deposits	217,000	143,000	207,000

	249,882	174,931	235,317

Securities
Available-for sale, carried at fair value	242,964	232,919	179,510
Held-to-maturity, carried at amortized cost	644	661	818

	243,608	233,580	180,328

Loans	1,473,955	1,487,076	1,471,209
Allowance for loan losses	(28,833)	(33,254)	(40,798)

Loans, net	1,445,122	1,453,822	1,430,411
Loans held for sale	11,201	13,841	13,421
Mortgage servicing rights	8,498	8,690	9,556
Accrued interest receivable	6,243	6,142	6,534
Federal Home Loan Bank stock	20,655	20,655	21,012
Bank Owned Life Insurance	36,128	35,908	35,216
Office properties and equipment	40,548	40,045	40,862
Real estate and other assets held for sale	3,408	3,628	9,150
Goodwill	61,525	61,525	57,556
Core deposit and other intangibles	5,776	6,151	5,784
Deferred taxes	—	629	5,447
Other assets	9,670	8,643	11,358

Total Assets	$2,142,264	$2,068,190	$2,061,952

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$265,716	$245,927	$219,374
Interest-bearing deposits	1,405,654	1,350,314	1,372,672

Total deposits	1,671,370	1,596,241	1,592,046
Advances from Federal Home Loan Bank	81,830	81,841	96,874
Notes payable and other interest-bearing liabilities	54,609	60,386	60,736
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	1,316	1,402	825
Deferred taxes	404	—	—
Other liabilities	15,288	14,110	12,243

Total liabilities	1,860,900	1,790,063	1,798,807
Stockholders’ Equity
Preferred stock, net of discount	36,687	36,640	36,506
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	135,888	135,825	135,470
Accumulated other comprehensive income	3,937	3,997	411
Retained earnings	151,163	148,011	137,143
Treasury stock, at cost	(47,316)	(47,351)	(47,390)

Total stockholders’ equity	281,364	278,127	263,145

Total Liabilities and Stockholders’ Equity	$2,142,264	$2,068,190	$2,061,952

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2012	2011
Interest Income:
Loans	$18,650	$20,224
Investment securities	1,783	1,598
Interest-bearing deposits	92	101
FHLB stock dividends	229	235

Total interest income	20,754	22,158
Interest Expense:
Deposits	2,369	3,594
FHLB advances and other	751	906
Subordinated debentures	331	326
Notes Payable	104	130

Total interest expense	3,555	4,956

Net interest income	17,199	17,202
Provision for loan losses	3,503	2,833

Net interest income after provision for loan losses	13,696	14,369
Non-interest Income:
Service fees and other charges	2,671	2,617
Mortgage banking income	2,445	1,288
Gain on sale of non-mortgage loans	9	104
Gain on sale of securities	43	49
Impairment on securities	—	(2)
Insurance and investment sales commissions	2,536	1,655
Trust income	153	148
Income from Bank Owned Life Insurance	220	237
Other non-interest income	342	(151)

Total Non-interest Income	8,419	5,945
Non-interest Expense:
Compensation and benefits	8,465	7,834
Occupancy	1,788	1,852
FDIC insurance premium	669	913
State franchise tax	514	542
Data processing	1,169	1,061
Amortization of intangibles	375	344
Other non-interest expense	3,279	4,080

Total Non-interest Expense	16,259	16,626

Income before income taxes	5,856	3,688
Income taxes	1,703	1,028

Net Income	$4,153	$2,660

Dividends Accrued on Preferred Shares	(462)	(462)
Accretion on Preferred Shares	(46)	(43)

Net Income Applicable to Common Shares	$3,645	$2,155

Earnings per common share:
Basic	$0.37	$0.25
Diluted	$0.37	$0.25

Shares Outstanding:
Basic	9,726	8,519
Diluted	9,970	8,671

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited)
	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2012	2011	% change
Summary of Operations
Tax-equivalent interest income (1)	$21,144	$22,501	(6.0)%
Interest expense	3,555	4,956	(28.3)
Tax-equivalent net interest income (1)	17,589	17,545	0.3
Provision for loan losses	3,503	2,833	23.6
Tax-equivalent NII after provision for loan loss (1)	14,086	14,712	(4.3)
Investment Securities gains	43	49	—
Impairment losses on securities	—	(2)	—
Non-interest income (excluding securities gains/losses)	8,376	5,898	42.0
Non-interest expense	16,259	16,626	(2.2)
Income taxes	1,703	1,028	65.7
Net Income	4,153	2,660	56.1
Dividends Declared on Preferred Shares	(462)	(462)	—
Accretion on Preferred Shares	(46)	(43)	7.0
Net Income Applicable to Common Shares	3,645	2,155	69.1
Tax equivalent adjustment (1)	390	343	13.7

At Period End
Assets	2,142,264	2,061,952	3.9
Earning assets	1,966,419	1,892,970	3.9
Loans	1,473,955	1,471,209	0.2
Allowance for loan losses	28,833	40,798	(29.3)
Deposits	1,671,370	1,592,046	5.0
Stockholders’ equity	281,364	263,145	6.9

Average Balances
Assets	2,080,502	2,044,387	1.8
Earning assets	1,879,393	1,828,916	2.8
Deposits and interest-bearing liabilities	1,781,710	1,788,677	(0.4)
Loans	1,456,807	1,457,736	(0.1)
Deposits	1,610,275	1,590,617	1.2
Stockholders’ equity	279,848	241,525	15.9
Stockholders’ equity / assets	13.45%	11.81%	13.9

Per Common Share Data
Net Income
Basic	$0.37	$0.25	48.0
Diluted	0.37	0.25	44.0
Dividends	0.05	—	NM
Market Value:
High	$17.76	$14.64	21.3
Low	14.41	11.89	21.2
Close	16.86	14.34	17.6
Common Book Value	25.06	23.22	7.9
Tangible Common Book Value	18.14	16.70	8.6
Shares outstanding, end of period (000)	9,728	9,724	0.0

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.78%	3.89%	(2.9)
Return on average assets	0.80%	0.53%	52.1
Return on average equity	5.97%	4.47%	33.6
Efficiency ratio (2)	62.62%	70.92%	(11.7)
Effective tax rate	29.08%	27.87%	4.3
Dividend payout ratio (basic)	13.51%	0.00%	NM

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended
	March 31,
(dollars in thousands)	2012	2011
Gain from sale of mortgage loans	$2,544	$726
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	844	845
Amortization of mortgage servicing rights	(864)	(454)
Mortgage servicing rights valuation adjustments	(79)	171

	(99)	562

Total revenue from sale and servicing of mortgage loans	$2,445	$1,288

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended March 31,
	(dollars in thousands)
	2012			2011
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,456,807	$18,678	5.16%	$1,457,736	$20,257	5.64%
Securities	237,541	2,145	3.76%	171,089	1,908	4.54%
Interest Bearing Deposits	164,390	92	0.23%	179,079	101	0.23%
FHLB stock	20,655	229	4.46%	21,012	235	4.54%

Total interest-earning assets	1,879,393	21,144	4.54%	1,828,916	22,501	4.99%
Non-interest-earning assets	201,109			215,471

Total assets	$2,080,502			$2,044,387

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,365,021	$2,369	0.70%	$1,370,007	$3,594	1.06%
FHLB advances and other	81,834	751	3.69%	107,750	906	3.41%
Other Borrowings	53,403	104	0.78%	54,079	130	0.97%
Subordinated debentures	36,198	331	3.68%	36,231	326	3.65%

Total interest-bearing liabilities	1,536,456	3,555	0.93%	1,568,067	4,956	1.28%
Non-interest bearing deposits	245,254	—	—	220,610	—	—

Total including non-interest-bearing demand deposits	1,781,710	3,555	0.80%	1,788,677	4,956	1.12%
Other non-interest-bearing liabilities	18,944			14,185

Total liabilities	1,800,654			1,802,862
Stockholders’ equity	279,848			241,525

Total liabilities and stockholders’ equity	$2,080,502			$2,044,387

Net interest income; interest rate spread		$17,589	3.61%		$17,545	3.71%

Net interest margin (3)			3.78%			3.89%

Average interest-earning assets to average interest bearing liabilities			122%			117%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2012	4th Qtr 2011	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011
Summary of Operations
Tax-equivalent interest income (1)	$21,144	$21,665	$22,052	$22,337	$22,501
Interest expense	3,555	3,754	4,019	4,457	4,956
Tax-equivalent net interest income (1)	17,589	17,911	18,033	17,880	17,545
Provision for loan losses	3,503	4,099	3,097	2,405	2,833
Tax-equivalent NII after provision for loan losses (1)	14,086	13,812	14,936	15,475	14,712
Investment securities gains, including impairment	43	169	—	—	47
Non-interest income (excluding securities gains/losses)	8,376	7,707	6,857	6,838	5,898
Non-interest expense	16,259	15,589	15,462	15,086	16,626
Income taxes	1,703	1,640	1,884	2,113	1,028
Net income	4,153	4,064	4,061	4,750	2,660
Dividends Declared on Preferred Shares	(462)	(462)	(463)	(463)	(462)
Accretion on Preferred Shares	(46)	(46)	(45)	(44)	(43)
Net Income Applicable to Common Shares	3,645	3,556	3,553	4,243	2,155
Tax equivalent adjustment (1)	390	395	386	364	343

At Period End
Total assets	$2,142,264	$2,068,190	$2,058,357	$2,045,690	$2,061,952
Earning assets	1,966,419	1,898,152	1,887,484	1,879,834	1,892,970
Loans	1,473,955	1,487,076	1,460,514	1,449,010	1,471,209
Allowance for loan losses	28,833	33,254	38,110	40,530	40,798
Deposits	1,671,370	1,596,241	1,589,980	1,573,500	1,592,046
Stockholders’ equity	281,364	278,127	275,118	269,139	263,145
Stockholders’ equity / assets	13.13%	13.45%	13.37%	13.16%	12.76%
Goodwill	61,525	61,525	61,568	57,556	57,556

Average Balances
Total assets	$2,080,502	$2,067,881	$2,056,111	$2,065,100	$2,044,387
Earning assets	1,879,393	1,861,186	1,843,881	1,858,636	1,828,916
Deposits and interest-bearing liabilities	1,781,710	1,772,812	1,762,663	1,781,746	1,788,677
Loans	1,456,807	1,440,839	1,419,987	1,431,792	1,457,736
Deposits	1,610,275	1,594,938	1,583,173	1,591,786	1,590,617
Stockholders’ equity	279,848	275,848	271,736	266,544	241,525
Stockholders’ equity / assets	13.45%	13.34%	13.22%	12.91%	11.81%

Per Common Share Data
Net Income:
Basic	$0.37	$0.37	$0.37	$0.44	$0.25
Diluted	0.37	0.36	0.36	0.43	0.25
Dividends	0.05	0.05	—	—	—
Market Value:
High	$17.76	$15.39	$15.51	$15.00	$14.64
Low	14.41	13.00	12.60	13.22	11.89
Close	16.86	14.59	13.14	14.69	14.34
Book Value	25.06	24.74	24.43	23.83	23.22
Shares outstanding, end of period (in thousands)	9,728	9,726	9,726	9,724	9,724

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.78%	3.83%	3.89%	3.86%	3.89%
Return on average assets	0.80%	0.78%	0.78%	0.92%	0.53%
Return on average equity	5.97%	5.85%	5.93%	7.15%	4.47%
Efficiency ratio (2)	62.62%	60.85%	62.12%	61.03%	70.92%
Effective tax rate	29.08%	28.75%	31.69%	30.79%	27.87%
Common dividend payout ratio (basic)	13.51%	13.51%	0.00%	0.00%	0.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2012	4th Qtr 2011	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011
Loan Portfolio Composition
One to four family residential real estate	$202,132	$203,401	$189,669	$213,034	$218,599
Construction	36,362	31,552	35,203	23,893	24,437
Commercial real estate	790,168	775,992	766,459	735,212	746,899
Commercial	326,904	349,053	339,128	336,598	341,614
Consumer finance	17,647	18,887	19,701	20,384	20,862
Home equity and improvement	114,891	122,143	124,956	127,962	128,810

Total loans	1,488,104	1,501,028	1,475,116	1,457,083	1,481,221
Less:
Loans in process	13,430	13,243	13,709	7,257	9,160
Deferred loan origination fees	719	709	893	816	852
Allowance for loan loss	28,833	33,254	38,110	40,530	40,798

Net Loans	$1,445,122	$1,453,822	$1,422,404	$1,408,480	$1,430,411

Allowance for loan loss activity
Beginning allowance	$33,254	$38,110	$40,530	$40,798	$41,080
Provision for loan losses	3,503	4,099	3,097	2,405	2,833
Credit loss charge-offs:
One to four family residential real estate	738	666	647	893	547
Commercial real estate	4,496	6,738	2,622	1,517	2,273
Commercial	2,666	1,423	2533	107	335
Consumer finance	41	27	36	20	12
Home equity and improvement	211	251	290	310	201

Total charge-offs	8,152	9,105	6,128	2,847	3,368
Total recoveries	228	150	611	174	253

Net charge-offs (recoveries)	7,924	8,955	5,517	2,673	3,115

Ending allowance	$28,833	$33,254	$38,110	$40,530	$40,798

Credit Quality
Non-accrual loans	$45,351	$39,328	$48,297	$34,528	$40,948
Restructured loans, accruing	3,820	3,380	2,934	6,242	4,619

Total non-performing loans (1)	49,171	42,708	51,231	40,770	45,567
Real estate owned (REO)	3,408	3,628	5,805	7,388	9,150

Total non-performing assets (2)	$52,579	$46,336	$57,036	$48,158	$54,717

Net charge-offs	7,924	8,955	5,517	2,673	3,115

Allowance for loan losses / loans	1.96%	2.24%	2.61%	2.80%	2.77%
Allowance for loan losses / non-performing assets	54.84%	71.77%	66.82%	84.16%	74.56%
Allowance for loan losses / non-performing loans	58.64%	77.86%	74.39%	99.41%	89.53%
Non-performing assets / loans plus REO	3.56%	3.11%	3.89%	3.31%	3.70%
Non-performing assets / total assets	2.45%	2.24%	2.77%	2.35%	2.65%
Net charge-offs / average loans (annualized)	2.18%	2.49%	1.55%	0.75%	0.85%
Deposit Balances
Non-interest-bearing demand deposits	$265,716	$245,927	$239,594	$225,869	$219,374
Interest-bearing demand deposits and money market	665,889	609,057	607,965	578,867	581,622
Savings deposits	165,325	155,101	155,244	155,021	153,629
Retail time deposits less than $100,000	383,471	428,222	429,686	444,431	453,997
Retail time deposits greater than $100,000	183,420	147,298	143,477	146,655	150,859
National/Brokered time deposits	7,549	10,636	14,014	22,657	32,565

Total deposits	$1,671,370	$1,596,241	$1,589,980	$1,573,500	$1,592,046

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring
March 31, 2012
One to four family residential real estate	$202,132	$194,783	$1,865	$3,883	$1,601
Construction	36,362	36,203	—	159	—
Commercial real estate	790,168	754,140	945	33,065	2,018
Commercial	326,904	317,947	1,175	7,618	164
Consumer finance	17,647	17,542	100	5	—
Home equity and improvement	114,891	113,041	1,192	621	37

Total loans	$1,488,104	$1,433,656	$5,277	$45,351	$3,820

December 31, 2011
One to four family residential real estate	$203,401	$195,752	$2,120	$3,890	$1,639
Construction	31,552	31,552	—	—	—
Commercial real estate	775,992	742,868	3,441	28,150	1,533
Commercial	349,053	341,666	334	6,884	169
Consumer finance	18,887	18,713	164	10	—
Home equity and improvement	122,143	118,869	2,841	394	39

Total loans	$1,501,028	$1,449,420	$8,900	$39,328	$3,380

March 31, 2011
One to four family residential real estate	$218,599	$208,863	$1,870	$5,366	$2,500
Construction	24,437	24,377	—	60	—
Commercial real estate	746,899	720,349	3,022	21,909	1,619
Commercial	341,614	327,277	996	13,156	185
Consumer finance	20,862	20,644	200	18	—
Home equity and improvement	128,810	127,532	524	439	315

Total loans	$1,481,221	$1,429,042	$6,612	$40,948	$4,619